UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:  011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.	Other Events

     On September 16, 2005, Net 1 UEPS Technologies, Inc. (“Net1”) issued a press release announcing that that it signed a joint venture agreement with Namibia’s state-owned postal company, Namibia Post Limited (“NamPost”). In terms of this agreement, Net1 and NamPost have agreed to implement and operate a UEPS smart card based switching system in Namibia. Net1 and NamPost will each own 50% of the Namibian switch, SmartSwitch Namibia (Proprietary) Limited (“SmartSwitch Namibia”). The Service Level Agreement between SmartSwitch Namibia and NamPost is expected to be finalized and signed within the next month.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

	99.1	Press Release, dated September 16, 2005 - Net1 Extends Its Footprint Into Namibia

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: September 19, 2005	By:	/s/ Herman Kotze

	Title:	Herman Kotze
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated September 16, 2005 - Net1 Extends Its Footprint Into Namibia